SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 26, 2007

INVENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318         52-2181734
(Commission File Number)     (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INVENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 7.01 Regulation FD Disclosure

In August 2007, inVentiv Health, Inc. (the "Company") added a fourth operating segment, inVentiv Patient Outcomes, for financial reporting purposes. The businesses included in the inVentiv Patient Outcomes segment focus on helping pharmaceutical and biotechnology companies and healthcare payors to better manage medical costs and outcomes for patients. The inVentiv Patient Outcomes segment more closely links the Company's various patient-oriented business units. inVentiv Patient Outcomes includes Innovative Health Strategies, Inc. and iProcert, LLC and the related AWAC.MD, Inc. business (collectively, "AWAC"), which were acquired by the Company in July 2007 and provide IT-driven medical cost containment services to payors. The new segment also includes the Company's patient assistance and reimbursement offerings, its patient compliance programs offered through its Adheris business unit (and associated patient-level data) and its nurse educator offerings. The addition of the fourth operating segment reflects the way management makes operating decisions and assesses performance following the AWAC transaction.

Certain unaudited, pro forma segment reporting data for the last six reported quarters (First Quarter 2006 through Second Quarter 2007) is being furnished as Exhibit 99.1 to this report. The unaudited, pro forma segment reporting data in the exhibit has been prepared as if the new segment structure had been adopted as of January 1, 2006.

The unaudited, pro forma segment reporting data includes the non-GAAP financial measures adjusted operating income and pre-compensation expense adjusted operating income (in each case by segment and in total). These unaudited non-GAAP financial measures reflect the following adjustments:

•
Compensation expense related to vested stock options and restricted stock: The Company adopted FAS 123(R) as of January 1, 2006 and commenced recording expense for vested stock options and restricted stock as of that date. Compensation expense related to vested stock options and restricted stock has been eliminated in calculating adjusted operating income.

•
Acquisition-Related Incentives: Fourth quarter 2006 adjusted operating income excludes $3.5 million of non-recurring incentive expense arising from a pre-acquisition liability related to the acquisition of inVentiv Communications, Inc. (then named inChord Communications, Inc.). In connection with the inChord acquisition, the Company assumed a $7.5 million existing liability (out of a potential $15.0 million liability) on inChord’s balance sheet relating to certain performance thresholds over a three-year period from 2005 through 2007. The Company has monitored these performance thresholds on a quarterly basis, and the $3.5 million of additional non-recurring expense was recorded as a result of management's evaluation of new business wins during 2006 and the strengthened outlook for inChord’s business during 2007.

•
Receivable reserve: During the second quarter of 2007, the Company recorded additional reserves for receivables and other related expense of $8.2 million ($4.8 million net of taxes) mainly relating to a collections issue due to the bankruptcy of one of its inVentiv Commercial Services clients. Historical write-offs have been minimal and the Company does not believe there is a significant risk that the circumstances giving rise to these additional reserves will recur in future periods. The increase in reserves has been eliminated in calculating adjusted operating income.

These unaudited non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these unaudited non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. Management believes that the unaudited non-GAAP financial information included in the exhibit, when shown in conjunction with the corresponding GAAP measures, is useful to investors in assessing the performance of the Company’s operations on a consistent basis from period to period. Management uses these unaudited non-GAAP financial measures for the same purpose.

The information in this report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this report shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Quarterly Segment Reporting Summary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVENTIV HEALTH, INC.

Date: October 26, 2007	By:	/s/ David Bassin
Name: David Bassin
Title: Chief Financial Officer and Secretary